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EXHIBIT 99.3

FINANCIAL ADVISOR'S CONSENT

The Board of Directors
Civic BanCorp

    We hereby consent to the inclusion of our fairness opinion as an Annex to the Proxy Statement/Prospectus of City National Corporation and Civic BanCorp (the "Proxy Statement/Prospectus") included within the Registration Statement of City National Corporation on Form S-4. We also consent to the inclusion of a summary of analyses underlying our fairness opinion and our oral presentation made to the Board of Directors of Civic BanCorp on November 15, 2001, under the headings "THE MERGER—Opinion of Civic's Financial Advisor" and "THE MERGER—Summary of Analysis by Keefe, Bruyette & Woods" in the Proxy Statement/Prospectus, as well as to the references to our company under the headings "THE MERGER—Background of the Merger" and "THE MERGER—Reasons for the Merger and Recommendation of the Civic Board of Directors." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ KEEFE, BRUYETTE & WOODS, INC.

Keefe, Bruyette & Woods, Inc.
San Francisco, California
December 13, 2001

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EXHIBIT 99.3
FINANCIAL ADVISOR'S CONSENT